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                                                                   EXHIBIT 4(f)

                    FIRST AMENDMENT TO THE SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO THE SECURITY AGREEMENT (this "Amendment") is entered into as of July 20, 1999 among FRUIT OF THE LOOM, INC., a Delaware corporation (the "Borrower"), Fruit of the Loom, Ltd., a Cayman Islands company (the "Parent") and certain Subsidiaries of the Borrower as set forth on the signature pages hereto (together with the Borrower and the Parent, individually an "Obligor," and collectively the "Obligors") and BANK OF AMERICA, N.A., a national banking association (f/k/a NationsBank, N.A.) in its capacity as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Fruit of the Loom Agreement (as defined in the Security Agreement).


                                 R E C I T A L S

         WHEREAS, in order to secure the repayment and performance of the obligations of the Obligors to the various creditors identified as Secured Parties therein, the Obligors and the Collateral Agent, on behalf of such Secured Parties, entered into that certain Security Agreement, dated as of March 10, 1999; provided that the effectiveness of the Security Agreement was limited as set forth therein (as amended or otherwise modified from time to time, the "Security Agreement"); and

         WHEREAS, the Obligors and the Collateral Agent have together agreed to amend certain terms of the Security Agreement including making the Security Agreement effective:

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                A G R E E M E N T

         1. Effectiveness of Security Agreement. It is acknowledged and agreed by all parties hereto that the Security Agreement is in full force and effect on and as of the date of this Amendment.

         2. Definitions.

            (a) New Definition. The following definition is added to Section 1 of the Security Agreement in the appropriate alphabetical order to read as follows:

                "Lease Guarantee" means that certain Lease Guarantee, dated as of September 30, 1994 (as amended), by Fruit of the Loom and certain of its Subsidiaries in favor of The Chase Manhattan Bank (as successor to Chemical Bank), not in its individual capacity except as expressly stated therein, but solely as Owner Trustee, as Lessor under the CSFB Advantage Lease Financing (together with Credit

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            Suisse First Boston as Agent under the CSFB Advantage Lease
            Financing, the "Lease Secured Parties").

            (b) Pledge Agreement. The definition of "Pledge Agreement" set forth in Section 1 of the Security Agreement is amended and restated in its entirety to read as follows:

                "Pledge Agreement" means that certain Second Amended and
            Restated Pledge Agreement, dated as of March 10, 1999, among the Obligors as Pledgors, the Collateral Agent and the Secured Parties, as the same may from time to time be amended, restated or otherwise modified.

            (c) Secured Obligations. Clause (i) of the definition of "Secured Obligations" set forth in Section 1 of the Security Agreement is amended and restated in its entirety to read as follows:

                (i) all of the obligations, now existing or hereafter arising pursuant to the Senior Credit Documents, owing from any Obligor to any Secured Party or the Collateral Agent, including, without limitation, all guaranty obligations arising out of Section 4 of the Fruit of the Loom Agreement, all obligations under the Farley Guaranty, all obligations under the Senior Note Indentures, all obligations under the Lease Guarantee and all obligations arising under any Hedging Agreement; and

            (d) Secured Parties. The definition of "Secured Parties" set forth in Section 1 of the Security Agreement is amended and restated in its entirety to read as follows:

                "Secured Parties" means, collectively, the Noteholders, the
            Fruit of the Loom Lenders, the Farley Lenders, the Lease Secured Parties and any Affiliate of a Fruit of the Loom Lender or a Farley Lender which has entered into a Hedging Agreement with an Obligor and "Secured Party" means any one of them.

            (e) Security Agreement Effective Date. The definition of "Security Agreement Effective Date" set forth in Section 1 of the Security Agreement is deleted in its entirety.

            (f) Senior Credit Documents. The definition of "Senior Credit Documents" set forth in Section 1 of the Security Agreement is amended and restated in its entirety to read as follows:

                "Senior Credit Documents" means, collectively, the Bank Credit
            Documents, the Senior Note Indentures, the Lease Guarantee and the Hedging Agreements.

         3. Grant of Security Interest in Collateral. The first sentence of
Section 2 of the Security Agreement is amended to delete the words "subject to
Section 27 and 28 hereof," and to insert the words "subject to Section 28 hereof," in substitution therefor.


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         4. Representations and Warranties. The first sentence of Section 4 of the Security Agreement is amended to delete the words "on and after the Security Agreement Effective Date and" therein.

         5. Covenants. The first sentence of Section 5 of the Security Agreement is amended to delete the words "on and after the Security Agreement Effective Date and" therein.

         6. Notices. The copy address for the Collateral Agent as set forth in
Section 15 of the Security Agreement is amended and restated in its entirety to read as follows:

         with a copy to:   Bank of America, N.A.
                           Bank of America Corporate Center
                           100 North Tryon Street
                           17th Floor
                           Charlotte, North Carolina  28255
                           Attn:  Leesa Sluder

                           Telephone:  (704)  388-8330
                           Facsimile:    (704) 386-1270

         7. Effective Date. Section 27 of the Security Agreement is deleted in its entirety.

         8. Delivery of Collateral and Schedules. Each Obligor shall, within 30 days of the date of this Amendment, deliver to the Collateral Agent all completed schedules to the Security Agreement and all such Collateral required by the terms of the Security Agreement to be delivered to the Collateral Agent and shall execute and deliver such documents and instruments as requested by the Collateral Agent in connection with the perfection of the Liens on the Collateral.

         9. Condition Precedent. The effectiveness of this Amendment is subject to receipt by the Collateral Agent of copies of this Amendment duly executed by the Obligors and by the Collateral Agent.

         10. Ratification of Security Agreement. The term "Security Agreement" as used in each of the Senior Credit Documents shall hereafter mean the Security Agreement as amended by this Amendment. Except as herein specifically agreed, the Security Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

         11. Authority/Enforceability. Each of the Obligors and the Collateral Agent represents and warrants as follows:

             (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

             (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency,


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         reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

             (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

         12. No Default/Release. The Obligors represent and warrant to the Collateral Agent that (a) the representations and warranties of the Obligors set forth in Section 4 of the Security Agreement are true and correct as of the date hereof, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default except as is being cured by the execution and delivery of this Amendment and (c) they have no claims, counterclaims, offsets, credits or defenses to their obligations under the Senior Credit Documents or to the extent they have any they are hereby released in consideration of the Collateral Agent entering into this Amendment.

         13. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

         14. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:
                                 FRUIT OF THE LOOM, INC.,
                                 a Delaware corporation

                                 By:
                                    --------------------------------------------
                                 Name:  G. William Newton
                                 Title: Senior Vice President-Finance, Assistant
                                        Secretary and Acting Chief Financial
                                        Officer


GUARANTORS:

                                 FRUIT OF THE LOOM, LTD.,
                                 a Cayman Islands company

                                 By:
                                    --------------------------------------------
                                 Name:  G. William Newton
                                 Title: Senior Vice President-Finance, Assistant
                                        Secretary and Acting Chief Financial
                                        Officer


                                 UNION UNDERWEAR COMPANY, INC.,
                                 a New York corporation

                                 ALICEVILLE COTTON MILL, INC.,
                                 an Alabama corporation

                                 THE B.V.D. LICENSING CORPORATION,
                                 a Delaware corporation

                                 FAYETTE COTTON MILL, INC.,
                                 an Alabama corporation

                                 FOL CARIBBEAN CORPORATION,
                                 a Delaware corporation

                                 FRUIT OF THE LOOM ARKANSAS, INC.,
                                 an Arkansas corporation

                                 FRUIT OF THE LOOM CARIBBEAN, INC.,
                                 a Delaware corporation



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                                 FRUIT OF THE LOOM, INC.,
                                 a New York corporation

                                 FRUIT OF THE LOOM TEXAS, INC.,
                                 a Texas corporation

                                 FTL SALES COMPANY, INC.,
                                 a New York corporation

                                 GITANO FASHIONS LIMITED,
                                 a Delaware corporation

                                 GREENVILLE MANUFACTURING, INC.,
                                 a Mississippi corporation

                                 JET SEW TECHNOLOGIES, INC.,
                                 a New York corporation

                                 MARTIN MILLS, INC.,
                                 a Louisiana corporation

                                 PRO PLAYER, INC.,
                                 a New York corporation

                                 RABUN APPAREL, INC.,
                                 a Georgia corporation

                                 RUSSELL HOSIERY MILLS, INC.,
                                 a North Carolina corporation

                                 SALEM SPORTSWEAR CORPORATION,
                                 a Delaware corporation

                                 SHERMAN WAREHOUSE CORPORATION,
                                 a Mississippi corporation

                                 UNION SALES, INC.,
                                 a Delaware corporation

                                 UNION YARN MILLS, INC.,
                                 an Alabama corporation

                                 WHITMIRE MANUFACTURING, INC.,
                                 a South Carolina corporation


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                                 WINFIELD COTTON MILL, INC.,
                                 an Alabama corporation

                                 FTL REGIONAL SALES COMPANY, INC.,
                                 a Delaware corporation

                                 LEESBURG YARN MILLS, INC.,
                                 an Alabama corporation

                                 SALEM SPORTSWEAR, INC.,
                                 a New Hampshire corporation

                                 FRUIT OF THE LOOM TRADING COMPANY,
                                 a Delaware corporation

                                 DEKALB KNITTING CORPORATION,
                                 an Alabama corporation


                                 By:
                                    --------------------------------------------
                                 Name:  G. William Newton
                                 Title: Senior Vice President-Finance, Assistant
                                        Secretary and Chief Financial Officer
                                        of each of the foregoing entities
                                        identified as a Guarantor


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                                 BANK OF AMERICA, N.A.,
                                 in its capacity as Collateral Agent


                                 By:
                                    --------------------------------------------
                                 Name:  Leesa Sluder
                                 Title: Senior Vice President





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